Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2021, relating to the combined financial statements of Bridge Multifamily & Commercial Office III Funds. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

June 22, 2021